UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020

 Commission file number 001-16111
GLOBAL PAYMENTS INC.
(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3550 Lenox Road	,	Atlanta	,	Georgia	30326
(Address of principal executive offices)					(Zip Code)

Registrant’s telephone number, including area code:     (770) 829-8000

NONE
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading symbol	Name of exchange on which registered
Common stock, no par value	GPN	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the Annual Meeting of Shareholders held on April 29, 2020 (the 'Annual Meeting'), the shareholders of Global Payments Inc. (the "Company") approved amendments to the Company’s Third Amended and Restated Articles of Incorporation (the "Articles") to eliminate supermajority voting requirements. The amendments to Article III and Article V of the Articles provide that the affirmative vote of at least a majority of the then outstanding shares of common stock entitled to vote on a matter may (i) remove directors for cause and (ii) amend the Company’s bylaws. The amendments to the Articles were effective upon filing Articles of Amendment with the Secretary of State of Georgia on April 29, 2020. The Articles of Amendment are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

The Board of Directors of the Company also approved amendments to the Company’s Ninth Amended and Restated Bylaws (the "Bylaws") to eliminate supermajority voting requirements. The Amendments to the Bylaws provide that the affirmative vote of at least a majority of then outstanding shares of common stock and entitled to vote on a matter may (i) remove directors for cause, (ii) call a special meeting of the shareholders and (iii) alter, amend, repeal or adopt new bylaws. The amendments to the Bylaws were effective on April 29, 2020. The Tenth Amended and Restated Bylaws, reflecting the amendments, are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company’s shareholders voted on and approved all four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 16, 2020. The final voting results were as follows:

Proposal 1. Each of the following directors were re-elected for a one-year term until the 2021 annual meeting of shareholders.

Nominee	Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
M. Troy Woods	242,363,447	3,781,575	148,272	24,324,184
Kriss Cloninger III	244,876,089	1,207,917	209,288	24,324,184
Jeffrey S. Sloan	243,817,061	2,351,503	124,730	24,324,184
F. Thaddeus Arroyo	245,226,694	853,431	213,169	24,324,184
Robert H.B. Baldwin, Jr.	140,807,128	105,371,355	114,811	24,324,184
John G. Bruno	244,756,800	1,347,210	189,284	24,324,184
William I Jacobs	221,125,587	25,038,727	128,980	24,324,184
Joia M. Johnson	245,148,265	971,392	173,637	24,324,184
Ruth Ann Marshall	242,111,088	4,044,462	137,744	24,324,184
Connie D. McDaniel	244,680,184	1,442,687	170,423	24,324,184
William B. Plummer	244,959,209	1,149,269	184,816	24,324,184
John T. Turner	243,452,184	1,888,216	952,894	24,324,184

Proposal 2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers for the year ended December 31, 2019.

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
233,443,141	12,358,934	491,219	24,324,184

Proposal 3. Approval of amendments to the Company’s Articles to eliminate supermajority voting requirements.

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
245,663,254	425,473	204,567	24,324,184

Proposal 4. Ratification of the reappointment of Deloitte & Touche LLP as the Company’s independent public accountants for the calendar year ending December 31, 2020.

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
265,908,516	4,527,888	181,074	0

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment to the Third Amended and Restated Articles of Incorporation of Global Payments Inc.
3.2	Tenth Amended and Restated Bylaws of Global Payments Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC.

Date:	May 1, 2020	By: /s/ Paul M. Todd
Paul M. Todd
Senior Executive Vice President and Chief Financial Officer